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AMENDMENT TO THE
WASHINGTON MUTUAL
EMPLOYEES' STOCK PURCHASE

        THIS AMENDMENT is made to the Washington Mutual Employees' Stock Purchase Program (the "Plan") by Washington Mutual, Inc. (the "Company") on this 19th day of February, 2002.

RECITALS:

        WHEREAS, the Company has agreed to certain assets of HomeSide Lending, Inc. ("HomeSide"); and

        WHEREAS, the Company agreed to provide certain past service credit for purposes of eligibility to participate in the Plan to employees of HomeSide and its affiliates and subsidiaries who are hired in connection the acquisition of certain assets of HomeSide; and

        WHEREAS, the Company may amend the Plan;

        NOW, THEREFORE, effective as of March 1, 2002, Section 2.1(e) of the Plan is amended by the addition of the following sentence:

    Effective July 1, 2002, for purposes of this Section 2.1(e), an Employee who was an employee of HomeSide Lending, Inc. or its affiliates and subsidiaries, immediately before becoming an Employee and who was hired by the Company in connection with its acquisition of certain assets of HomeSide Lending, Inc., shall be credited with service for HomeSide Lending, Inc., or its affiliates and subsidiaries.

        IN WITNESS WHEREOF, the undersigned, an authorized officer of the Company, has executed this amendment on the day and year first written above.

WASHINGTON MUTUAL, INC.
By:

Its:

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AMENDMENT TO THE WASHINGTON MUTUAL EMPLOYEES' STOCK PURCHASE
RECITALS